Exhibit 10.28

ESCROW AGREEMENT

This ESCROW AGREEMENT (“Escrow Agreement”) is made as of _______________30 April_____________ 2019 by and among Renren Inc., (the “Seller”), CM Seven Star Acquisition Corporation, a Cayman Islands exempted company (the “Purchaser”), and VISTRA CORPORATE SERVICES (HK) LIMITED, a Hong Kong company with registered office address at 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong (“Escrow Agent”).

WHEREAS the Seller, the Purchaser and Kaixin Auto Group, a Cayman Islands exempted company (“Kaixin”), are parties to a share exchange agreement, dated as of November 2, 2018 (the “Share Exchange Agreement”), pursuant to which the parties thereof will consummate a share exchange where Kaixin will become a wholly-owned subsidiary of the Purchaser (the “Transaction”);

WHEREAS, pursuant to and subject to the terms and conditions of the Share Exchange Agreement, the Purchaser has agreed to issue 22,800,000 ordinary shares in the Purchaser, being withheld from the closing payment of the Transaction (the “Escrow Shares”), to the Escrow Agent to be held pursuant to the terms of the Share Exchange Agreement and this Escrow Agreement, which, subject to the terms and conditions set forth in the Share Exchange Agreement, may be distributed to the Seller in whole or in part;

WHEREAS, in accordance with the Share Exchange Agreement, Kaixin, the Seller and the Purchaser have agreed to establish a segregated escrow account (the “Escrow Account”) under this Escrow Agreement for the purposes of holding any dividends or distributions paid or otherwise accruing to the Escrow Shares during the time such Escrow Shares are held (“Accrued Dividends”);

WHEREAS, the Purchaser will cause the Escrow Shares to be transferred in escrow to the Escrow Agent on terms and conditions more particularly described herein on the date of this Escrow Agreement; and

WHEREAS, pursuant to ARTICLE III of the Share Exchange Agreement, (i) the Escrow Shares and Accrued Dividends (if any) will be released and transferred to the Seller as Earnout Payment (as defined in the Share Exchange Agreement) in the event that Kaixin and its subsidiaries meet certain minimum performance requirements; and (ii) all remaining Escrow Shares and Accrued Dividends (if any) held in the Escrow Account will be released and transferred to the Seller, less the amount of any Payment Offset (as defined in the Share Exchange Agreement), after April 30, 2021, subject to the satisfaction of the terms and conditions of ARTICLES III and X of the Share Exchange Agreement.

NOW, THEREFORE, in consideration of the premises, the undersigned hereby agree as follows:

ARTICLE I

TERMS AND CONDITIONS

1.1                        Appointment. The Purchaser and the Seller hereby appoint the Escrow Agent to act as an independent escrow agent in relation to the Escrow Shares and Accrued Dividends (if any) with effect from the date of this Escrow Agreement. The Escrow Agent shall provide services pursuant to this Escrow Agreement to the Purchaser and the Seller with reasonable skill and care.

1.2                        Issue of Escrow Shares.  The Purchaser shall issue the Escrow Shares to the Escrow Agent on the date of this Escrow Agreement. To effect this, the Purchaser will cause to be entered in its register of members the Escrow Agent or an agent thereof (the “Nominee”) to hold the Escrow Shares on its behalf as a nominee (provided that such agent shall be a company within the Escrow Agent’s group of companies) as the registered holder of the Escrow Shares and thereafter will issue to the Escrow Agent a duly executed original share certificate(s) in respect of the Escrow Shares in the name of the Escrow Agent or the Nominee. The Escrow Agent will issue to Kaixin, the Seller and the Purchaser its written confirmation of receipt of the Escrow Shares. The Escrow Agent or the Nominee will become the registered owner of the Escrow Shares upon being noted the same on the Purchaser’s register of members until such time as is set out in, and in accordance with, the Share Exchange Agreement and this Escrow Agreement.

1.2                        Held in Trust. The Escrow Agent declares that the Escrow Shares are held in trust for the Seller until released and transferred in accordance with the terms and conditions of the Share Exchange Agreement and this Escrow Agreement. The Escrow Agent further declares that any Accrued Dividends (if any) and any accruing interest on the Accrued Dividends (if any) that are paid into the Escrow Account are held in trust for the Seller until released and transferred in accordance with the terms and conditions of the Share Exchange Agreement and this Escrow Agreement.

1.3                        Treatment of Escrow Shares.  Until released and transferred in accordance with the terms and conditions of the Share Exchange Agreement and this Escrow Agreement, the Escrow Shares cannot be sold, transferred, assigned, mortgaged otherwise dealt with in any way, except as provided for in this Escrow Agreement in accordance with the terms and conditions of the Share Exchange Agreement.

1.4                        Escrow Account. The Escrow Agent has confirmed that it has opened/ will open the Escrow Account on the terms and subject to the conditions of this Escrow Agreement. The Escrow Account details are/ will be the following:

Currency: USD

Name of Bank: Standard Chartered Bank (Hong Kong)

Account Number: Escrow Agent to confirm

IBAN: Escrow Agent to confirm

Sort Code: Escrow Agent to confirm

Account Holder: Escrow Agent

1.5                        Accrued Dividends. The Escrow Agent shall hold the Accrued Dividends as Escrow Agent on behalf of the Seller and accept deposits in, make distributions from, and otherwise operate the Escrow Account only in accordance with the joint written instructions of the Purchaser and the Seller. The Escrow Agent shall also collect any tax and other regulatory forms from the Seller and/or Purchaser and the Seller and Purchaser agree to calculate the withholding tax payable (if any) by the Seller that may be deductible from such Dividends. The Escrow Agent will rely on the Seller and the Purchaser as to the accuracy of this calculation and may use independent tax and legal advice to confirm and file such form with any applicable authority and such costs and expenses will be paid by the Seller and the Purchaser in accordance with Clause 2.2(C) hereof.

1.6                        Voting of the Escrow Shares. All and any voting rights attached to the Escrow Shares shall at all times be exercised by the Seller by giving written instructions to the Escrow Agent, until such Escrow Shares are released and transferred to the Seller.

1.7                        Authorized Signatories. The Seller and the Purchaser have provided on Schedule A (as it may be amended from time to time) to this Escrow Agreement, the names and specimen signatures of those persons who are authorized to issue notices and instructions to the Escrow Agent and execute required documents (“Authorized Signatories”) under the Share Exchange Agreement and this Escrow Agreement. The Seller and Purchaser can amend their respective Authorized Signatories by issuing an amended Schedule A to the Escrow Agent in the manner described in Section 3.2. No instruction pursuant to this Escrow Agreement may be made other than by duly authorized signatories from the Seller and the Purchaser. In no event shall the Seller or the Purchaser issue or cause to be issued any instruction in contravention of the Share Exchange Agreement.

1.8                        Escrow Procedure and Release Instruction.  The Escrow Shares and Accrued Dividends (as applicable) shall be held, released and transferred in accordance with the Share Exchange Agreement and the following terms:

A.	The Seller and Purchaser shall jointly provide release instructions signed by their respective Authorized Signatory to the Escrow Agent in the form attached hereto as Schedule B, the “Notice”.

B.	The Purchaser shall issue new share certificate(s) in the name of each recipient in respect of the amount of Escrow Shares to be transferred to such recipient as specified in the Notice within two (2) business days after receipt of the Notice. The old share certificate(s) in respect of the Escrow Shares so transferred shall be cancelled by the Purchaser immediately upon issuance of the new share certificate(s).

C.	Any Escrow Shares and Accrued Dividends (if any) that remain after deducting all Earnout Payments made/ to be made to the Seller will be returned to the Purchaser the later of (i) five (5) business days after April 30, 2021 upon the Escrow Agent’s receipt of a Notice jointly issued by the Seller and the Purchaser, or (ii) in the event of a dispute between the Purchaser and Seller, fifty (50) business days after the engagement of an Independent Expert (as defined in the Share Exchange Agreement), upon the Escrow’s Agent receipt of a Notice jointly issued by the Seller and the Purchaser.

1.9                        Termination.  This Escrow Agreement shall terminate upon the final, proper and complete release and transfer of all Escrow Shares and Accrued Dividends (if any) in accordance with the provisions of this Escrow Agreement.

ARTICLE II

PROVISIONS AS TO ESCROW AGENT

2.1                        Limitation of Escrow Agent’s Capacity.

A.          This Escrow Agreement expressly and exclusively sets forth the duties of Escrow Agent with respect to any and all matters pertinent hereto, and no implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. This Escrow Agreement constitutes the entire agreement between the Escrow Agent and the other parties hereto in connection with the subject matter of this escrow, and no other agreement entered into between the parties, or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or deposited with Escrow Agent or the Escrow Agent may have knowledge thereof, and Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement.

B.          Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part thereof, or for the form of execution thereof, or for the identity or authority of any person executing or depositing such subject matter. Escrow Agent shall be under no duty to investigate or inquire as to the validity or accuracy of any document, agreement, joint written instruction or request furnished to it hereunder believed by it to be genuine and Escrow Agent may rely and act upon, and shall not be liable for acting or not acting upon, any such document, agreement, joint written instruction or request, except to the extent of Escrow Agent’s gross negligence or willful misconduct. Escrow Agent shall in no way be responsible for notifying, nor shall it be its duty to notify, any party hereto or any other party interested in this Escrow Agreement or any payment required or maturity occurring under this Escrow Agreement or under the terms of any instrument deposited herewith.

2.2                        Authority to Act.

A.          Escrow Agent is hereby authorized and directed by the Seller and Purchaser to release, transfer and/or deliver the subject matter of this Escrow Agreement only in accordance with the provisions of Article I of this Escrow Agreement.

B.          Escrow Agent shall be protected in acting upon any joint written instructions, notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which Escrow Agent in good faith believes to be genuine and what it purports to be, including, but not limited to, items requesting or authorizing release or retainage of the subject matter of this Escrow Agreement and items amending the terms of this Escrow Agreement.

C.          Escrow Agent may consult with legal counsel at the several, but not joint cost and expense of the Seller and the Purchaser (“Legal Fees”), which shall each bear such half of such Legal Fees (provided that such Legal Fees must be reasonably incurred by the Escrow Agent in connection with the performance of its obligations under this Agreement) in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the advice of such counsel. The Escrow Agent shall obtain written consent from both the Seller and the Purchaser (not to be unreasonably withheld) prior to incurring Legal Fees. Subject to the prior sentence, the Escrow Agent may request the Seller and the Purchaser to pay for the Legal Fees in advance.

D.          In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, and Escrow Agent is hereby authorized in its sole discretion, to comply with and obey any such orders, judgments, decrees or levies. The rights of Escrow Agent under this sub-paragraph are cumulative of all other rights which it may have by law or otherwise.

E.          In the event that any controversy should arise among the parties with respect to the Escrow Agreement, or should the Escrow Agent resign and the parties fail to select another Escrow Agent to act in its stead, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties, in each case as of 5 business days after the date of the first written notice given to the parties in respect of the controversy or 5 business days after the date of resignation of the Escrow Agent.

2.3                        Compensation. Escrow Agent shall be entitled to a set-up fee of US$10,000 and an additional fee of US$5,000 (per annum) as escrow responsibility fees as well as expenses incurred in connection with the performance by the Escrow Agent of services under this Escrow Agreement (including reasonable fees and expenses of Escrow Agent’s counsel) and the Seller and the Purchaser jointly and severally agree to pay to the Escrow Agent such fees and reimburse Escrow Agent for reasonable costs and expenses. The Seller and the Purchaser agree to cause to be paid to the Escrow Agent an advance fee of US$15,000 within 14 business days after the closing of the Transaction in satisfaction of the set-up fee and the annual fee in respect of the first year of service.

2.4                       Indemnification. Seller and the Purchaser hereby jointly and severally agree to indemnify and hold Escrow Agent, its affiliates and their officers, employees, successors, assigns, attorneys and agents (each an “Indemnified Party”) harmless from all losses, costs, claims, demands, expenses, damages, penalties and attorney’s fees suffered or incurred by any Indemnified Party or Escrow Agent as a result of anything which it may do or refrain from doing in connection with this Escrow Agreement or any litigation or cause of action arising from or in conjunction with this Escrow Agreement or involving the subject matter hereof, including, without limitation, arising out of the negligence (other than gross negligence) of Escrow Agent; provided that the foregoing indemnification shall not extend to fraud, dishonesty, the gross negligence or willful misconduct of Escrow Agent. Subject to the immediately preceding proviso, this indemnity shall include, but not be limited to, all costs incurred in conjunction with any interpleader which the Escrow Agent may enter into regarding this Escrow Agreement.

2.5                        Miscellaneous.

A.          Escrow Agent shall make no disbursement, investment or other use of the Escrow Shares and Accrued Dividends (if any).

B.          Escrow Agent may resign by giving not fewer than 60 days written notice to Kaixin, Seller and the Purchaser, whereupon the Seller and the Purchaser will immediately appoint a successor Escrow Agent. Until a successor Escrow Agent has been named and accepts its appointment or until another disposition of the subject matter of this Escrow Agreement has been agreed upon by all parties hereto, Escrow Agent shall not be discharged of all of its duties hereunder.

C.          All representations, covenants, and indemnifications contained in this Article II shall survive the termination of this Escrow Agreement.

ARTICLE III

GENERAL PROVISIONS

3.1                        Discharge of Escrow Agent.  Upon the release, transfer and/or delivery of all of the subject matter or monies pursuant to the terms of this Escrow Agreement, the duties of the Escrow Agent shall terminate and the Escrow Agent shall be discharged from any further obligation hereunder.

3.2                        Notice.  Any payment, notice, request for consent, report, or any other communication required or permitted in this Escrow Agreement shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows:

If to Escrow Agent:

Vistra Corporate Services (HK) Limited

19/F, Lee Garden One

33 Hysan Avenue

Causeway Bay, Hong Kong

Email: Joe.Cheung@vistra.com

Fax: (852) 2845-9198

Attn: Joe Cheung, Managing Director

If to Kaixin:

5/F, North Wing

18 Jiuxianqiao Middle Road,

Chaoyang District, Beijing 100016

People’s Republic of China

Email: jintao.ren@renren-inc.com

Attn: Thomas Jintao Ren

With a copy to:

Simpson Thacher & Bartlett

35/F ICBC Tower

3 Garden Road, Central, Hong Kong

Email: clin@stblaw.com

Attn: Chris K.H. Lin

If to the Seller:

5/F, North Wing

18 Jiuxianqiao Middle Road,

Chaoyang District, Beijing 100016

People’s Republic of China

Email: james.liu@renren-inc.com

Attn: James Jian Liu

With a copy to:

Skadden, Arps, Slate, Meagher & Flom

42/F, Edinburgh Tower, The Landmark

15 Queen’s Road Central,

Hong Kong

Email: julie.gao@skadden.com; kenneth.chase@skadden.com

Attn: Z. Julie Gao and Kenneth W. Chase

If to the Purchaser:

Suite 1306, 13/F. AIA Central

1 Connaught Road, Central,

Hong Kong

Attn: Sing Wang, Anthony Ho and Adrian Cheung

Any party may unilaterally designate a different address by giving notice of each such change in the manner specified above to each other party. Notwithstanding the foregoing, no notice to the Escrow Agent shall be deemed given to or received by the Escrow Agent unless actually delivered to an officer of the Escrow Agent having responsibility under this Escrow Agreement. The Escrow Agent shall issue a written acknowledgment of receipt to the notice sender within two (2) business days after receipt of such notice.

3.4                        Governing Law and Inurement.  This Escrow Agreement shall be construed in accordance with and governed by the laws of the Hong Kong Special Administrative Region of the People’s Republic of China and the courts thereof shall have non-exclusive jurisdiction to adjudicate all claims, actions or other proceedings relating to this Escrow Agreement. It shall inure to and be binding upon the parties hereto and their respective successors, heirs and assigns.

3.5                        Construction.  Words used in the singular number may include the plural and the plural may include the singular. The section headings appearing in this instrument have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and conditions of this Escrow Agreement.

3.5                        Supremacy.  Notwithstanding anything to the contrary in this Escrow Agreement, in the event of any conflict or inconsistency between this Escrow Agreement and the Share Exchange Agreement, the Share Exchange Agreement shall prevail.

3.6                        Amendment.  The terms of this Escrow Agreement may be altered, amended, modified or revoked only by an instrument in writing signed by the undersigned and Escrow Agent.

3.7                        Force Majeure. Escrow Agent shall not be liable to the undersigned for any loss or damage arising out of any acts of God, strikes, equipment or transmission failure, war, terrorism, or any other act or circumstance beyond the reasonable control of Escrow Agent.

3.8                        Written Agreement. This Escrow Agreement represents the final agreement between the parties, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

3.9                        No Partnership or Agency. None of the provisions of this Escrow Agreement shall be deemed to constitute or create any partnership or joint venture between the parties hereof and none of them shall have any authority to bind the other party in any way other than as expressly provided for herein.

3.10                      No Third Party Beneficiaries. Nothing expressed or referred to in this Escrow Agreement is intended or will be construed to give any person other than the parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or with respect to this Escrow Agreement, or any provision hereof, it being the intention of the parties hereto that this Escrow Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Escrow Agreement and their respective successors and assigns. A person, including but not limited to any Investors, who is not a party to this Escrow Agreement shall not have any rights under the Contracts (Rights of Third Parties) Ordinance (Cap 623) to enforce any term of this Escrow Agreement.

3.11                     Counterparts. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. This Escrow Agreement may be executed and delivered by facsimile, PDF, electronic signatures or other means of electronic transmission and such execution and delivery shall be deemed to have the same legal effect as delivery of an original signed copy of this Escrow Agreement and deemed to be valid and enforceable against the parties hereof.

The Seller:

By:
Name:
Title:

The Purchaser:

By:
Name:
Title:

The Escrow Agent, hereby accepts its appointment as Escrow Agent as described in the foregoing Escrow Agreement, subject to the terms and conditions set forth therein.

The Escrow Agent:

By:
Name:
Title:

SCHEDULE A

AUTHORIZED SIGNATORIES

SCHEDULE B

NOTICE

Pursuant to that certain Escrow Agreement dated and effective as of ____________ made between the Seller, the Purchaser and the Escrow Agent:

The undersigned Purchaser and Seller hereby jointly request the release and transfer of the Escrow Shares and the Accrued Dividends (if applicable) in the amount and manner described below.

Please release and transfer to the below Recipient:

Amount of Escrow Shares to release and transfer:

Amount of dividends to release and transfer:
(if any)

IN WITNESS WHEREOF: the parties hereto have executed this Notice in multiple counterparts, each of which is and shall be considered an original for all intents and purposes, effective as of the date first written above.

PURCHASER:	SELLER:
Authorized Signatory	Authorized Signatory

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: